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                                                Exhibit 1

                       CRAY FAMILY TRUST

     THIS TRUST AGREEMENT is made and entered into in Atchison, Kansas this 4th day of April, 1975, by and between CLOUD L. CRAY, SR., CLOUD L. CRAY, JR. and RICHARD B. CRAY (jointly as "Trustors" and individually as "Trustor") and CLOUD L. CRAY, SR., CLOUD L. CRAY, JR. and RICHARD B. CRAY, ("Trustee" herein.)

     To establish this Trust, Trustors are transferring and delivering to Trustee, without consideration moving from the Trustee, Thirty Three Thousand Five Hundred (33,500) shares of the Class B Stock of Midwest Solvents Company, Inc. All property now or hereafter subject to this Trust (including without limitation any property added to this Trust from any source, whether after or during the lifetime of a Trustor) is referred to as the "Trust Estate" and shall be held IN TRUST, administered and distributed as hereinafter provided.


                            ARTICLE I

                        GENERAL PROVISIONS

     This Trust, and all trusts deriving therefrom, may be referred to as the CRAY FAMILY TRUST.

     A.  ADDING PROPERTY

         Any Trustor, and any other person so desiring, shall have the right at any time to add to the Trust Estate, provided such additional assets are acceptable to the Trustee, and any such property so added to the Trust Estate, whether real, personal or mixed, shall thereupon be subject to all of the terms of this Trust.

     B.  TRUST IRREVOCABLE

         1. Except as herein specifically set forth, this Trust is irrevocable and shall not be altered, amended or revoked by any person. It may, however, be revoked, altered or amended by the unanimous act and agreement of the three Trustors by the execution of a written instrument referring specifically to this Trust.

         2. If this Trust be revoked, then upon such revocation, one-third (1/3) of the Trust Estate shall be conveyed to each Trustor.



                            ARTICLE II

                  DISTRIBUTION OF PRINCIPAL AND INCOME

         1.  Until otherwise provided for herein, during the


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lifetime of each Trustor, one-third (1/3) of the income of this
Trust shall be payable to each such Trustor. For convenience, the shares of the three Trustors are identified herein as "Senior Share", "Junior Share" and "Richard Share" which refer to the shares from which income is payable to Cloud L. Cray, Sr., Cloud
L. Cray, Jr. and Richard B. Cray, respectively.

         2. Each Trustor shall have a general power of appointment to direct the income from his respective share as it shall be applied during such Trustor's lifetime and following such Trustor's death.

         3. Each Trustor shall have a general power of appointment to direct to whom the principal of his share is ultimately payable upon the termination of this Trust.

         4. If there are any estate or inheritance taxes payable on a Trustor's interest in the Trust upon such Trustor's death, then such liability for estate or inheritance taxes shall be a liability of the estate of the Trustor and other assets of the Trustor and each Trustor, by the execution hereof, agrees to make provision therefor in his estate plans. To the extent that there is a tax resulting from any of the trust assets being included in a Trustor's taxable estate and, notwithstanding the foregoing sentence, such tax is required to be paid out of this Trust Estate, then the pro rata interest of the beneficiaries in such Trustor's share so subjected to tax payment shall be diminished thereafter to equate for such payment or payments.

         5. Upon the death of Cloud L. Cray, Sr., should he not exercise his power of appointment or, if he exercises it in part, then to the extent not so exercised, the Senior Share shall be held thereafter for so long as this Trust shall be in effect for the benefit of the Young Men's Christian Association ("YMCA"), Atchison, Kansas and all income available for distribution shall be so distributed. Upon termination of this Trust the then balance in the Senior Share shall be paid over and delivered to the YMCA, Atchison, Kansas.

         6. Upon the death of Cloud L. Cray, Jr., should he not exercise his power of appointment or, if he exercises it in part, then to the extent not so exercised, the Junior Share shall be held thereafter for so long as this Trust shall be in effect for the benefit of the First Presbyterian Church, Atchison, Kansas and all income available for distribution shall be so distributed. Upon termination of this Trust the then balance in the Junior Share shall be paid over and delivered to the First Presbyterian Church, Atchison, Kansas.

         7. Upon the death of Richard B. Cray, should he not exercise his power of appointment or, if he exercises it in part, then to the extent not so exercised, the Richard Share shall be held thereafter for so long as this Trust shall be in effect for

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the benefit of the issue of Richard B.  Cray, per stirpes and all income available for distribution shall be so distributed. Upon termination of this Trust the then balance in the Richard Share shall be paid over and delivered to the issue of Richard B. Cray, per stirpes.

         8. Each exercise of a power of appointment over income shall be by a signed written instrument delivered to the Trustee specifically referring to and incorporating by proper identification of this Trust, the share and the beneficiary or beneficiaries to whom such income is to be paid under the term of the exercise.

         9. Each Exercise of a power of appointment over principal may be made either by a signed written instrument delivered to the Trustee or by a reference in any Trust established by a Trustor or by an exercise of the power being included in a Will dully admitted to probate. In all such events, whether it be by signed written instrument, by inclusion in a Trust or by inclusion in a Will, the exercise of the power must specifically refer to the power of appointment which is being exercised, must properly identify this Trust, the share and the beneficiaries to take under such exercise of the power. In the event that there is more than one exercise of a power of appointment over principal by a Trustor then the power of appointment last in time of occurrence shall be the effective exercise of the power of appointment.

         10. Unless otherwise terminated under the provisions hereof, this Trust shall terminate upon the last death of the issue of Cloud L. Cray, Sr. living on the date of execution of this Trust. Upon such termination the balances in each Share shall be conveyed to the beneficiaries who are to take principal distributions upon termination of this Trust. Whenever issue living at any particular time of any person are referred to herein, the term "issue" shall be deemed to mean all of such person's lineal descendants of every degree living at that time who have no ancestor then living who is a lineal descendant of such person. The terms "lineal descendants" and "lineal ancestors" shall include a relationship established by legal adoption.

         11. Following the death of any one of the Trustees a majority of the Trustees may terminate this Trust at such time as the Trustees feel it to be in the best interest of the intent of the Trustors in establishing this Trust. Upon such termination the balance in each share shall be paid to the then principal beneficiaries unless and to the extent there is an exercise of a power of appointment which has been delivered to the Trustees and provides other distribution of the principal of the share of the Trust controlled by such exercise of power of appointment.



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                            ARTICLE III

                         POWERS OF TRUSTEE

         Except as otherwise provided herein, the Trustee shall have the following powers in addition to and not in limitation of any powers granted or conferred by law, all of which powers shall be exercised only in a fiduciary capacity and not otherwise, that is to say:

         1. To enter upon and take possession of any trust property and collect and receive the moneys, interests, dividends, profits and other income arising therefrom, and to maintain, manage, invest and reinvest any and all property belonging to the Trust Estate as in the judgment and discretion of Trustee may seem most advantageous to the Trust Estate and the beneficiaries thereof.

         2. To vote, in person or by proxy, with respect to any and all shares of stock in any and all corporations at any time and at all meetings of shareholders, for any and all purposes, without any limitations whatsoever.

         3. To retain in any trust all property in the form in which the same shall be received at any time by Trustee, including property which may be received by Trustee in exchange or substitution by reason of foreclosure, reorganization, consolidation, merger, liquidation, pooling agreement, voting trust, or otherwise (in which transactions Trustee is authorized to participate in any manner Trustee deems advisable), without liability for any loss which may be incurred thereby, and without regard to the proportion that such property, or properties of a similar character so held, may bear to other property held.

         4. To manage, control, sell (either for cash or part cash and part deferred payments), option, plat, subdivide, improve, repair, convey, exchange, lease (for any length of time irrespective of the term of the trust hereby created and with or without option for renewal, and for any purpose, including but not limited to exploration for and removal of gas, oil and other materials), mortgage, pledge, partition, distribute, or otherwise dispose of, all trust property or any part thereof, or any interest therein, including reinvestments thereof, at such time or times and in such manner, either public or private, and upon such terms as in the absolute and uncontrolled discretion of said Trustee may seem expedient and proper; to enter into community oil leases and pooling and unitization agreements or any similar agreements, but not for a joint profit objective; to create restrictions, easements and other servitudes; and to borrow or loan money for any trust purpose or purposes, with or without security and on such terms and conditions as Trustee may deem proper.

         5.  To invest the funds of the Trust Estate, including

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the proceeds from the disposition thereof, and reinvest the same from time to time and keep the same invested and reinvested in such property, real, personal or mixed, or any interest therein whatsoever (including but not limited to any and all corporate obligations and common and preferred stocks and interests in common trust funds or mutual funds), as Trustee shall deem to be for the best interests of the Trust Estate and the beneficiaries thereof.

         6. To exercise any right, option or privilege to convert bonds, notes, stocks or other securities belonging to the Trust Estate into other bonds, notes, stocks or other securities; to exercise any right or privilege to subscribe for additional or other bonds, notes, stocks or other securities; to make such conversion or subscription to make payments thereof, and to advance or borrow money for the purpose of exercising such option, privilege or right; and to retain such bonds, notes, stocks and other securities so acquired as investments for the Trust Estate, whether or not the same may be regarded or prescribed by any statute or rule of law or otherwise as being proper investments for Trustee.

         7. To make, execute and deliver any and all instruments in writing as may be necessary or proper to carry out any disposition whatsoever of any property held in the Trust Estate. Purchasers and other persons who shall pay any moneys to Trustee shall be exempt from all responsibility with respect to the application of the same and from the necessity of inquiring into the regularity, validity or propriety of any disposition made or purported to be made under the Trust or pursuant to any powers contained in this Trust.

         8. All property taxes, assessments, fees, charges and other expenses incurred by Trustee in the administration or protection of this Trust, including the compensation of Trustee, shall be a charge upon the Trust Estate and shall be paid by Trustee in full out of the income of the Trust Estate and then out of principal if there be insufficient income.

         9. To employ counsel to assist and advise in the management, preservation and administration of the Trust Estate; and to compromise, arbitrate, settle, or litigate any matters pertaining thereto. Trustee shall pay reasonable compensation therefor, and the same shall be charged first against income and then against principal.

         10. To carry securities, or any other property, real, personal or mixed, in the name of Trustee, or in the name of a nominee or nominees of Trustee without words indicating the trust relationship.

         11. To construe this Instrument, and any action taken by the Trustee or anyone relying upon any such construction shall be deemed proper and the Trustee and any such person so relying

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shall be fully protected, even though it may be subsequently determined that such construction was erroneous. In any proceeding involving the construction, operation or other legal effect of this Trust, the then living vested beneficiaries, if any, shall represent all unknown and undetermined beneficiaries; and any order, judgment or decree rendered in such proceeding shall be binding, not only upon such persons, but also upon all unknown and undetermined beneficiaries.

         12. Whenever Trustee is authorized or required under this Trust to distribute the trust fund, in whole or in part, the Trustee is authorized to make such distribution in kind or in money, or mixed, and to allot specific securities or property or any undivided interest therein to the beneficiary, and for the purpose of any such allotment, the judgment of the Trustee concerning the propriety thereof and/or the relative value thereof shall be final and conclusive upon all interested persons.

         13. To budget the estimated annual income and expenses of the trust in such manner as to equalize, as far as practical, periodical income payments, if any, to the. beneficiary thereunder.

         14. To do all other acts and things whatsoever that an absolute owner of such property could do and perform in his own right as Trustee shall deem to be for the best interests of the trust hereunder and the beneficiaries thereof.

         15. It is the intention of the Trustors and the direction of the Trustors that the Trustee holds the Class B Stock of Midwest Solvents Company, Inc. until the termination of this Trust. Notwithstanding such intention and direction, however, following the death of one of the Trustors if a majority of the Trustees deem it to be in the best interests of the intent of the Trustors in establishing this Trust to transfer by sale or exchange all or part of such Class B Stock, then such majority decision shall control and the Trust may make such transfer.

         16. Except as may be otherwise set forth herein Trustee shall act in all matters as determined by majority vote in accordance with rules established by such majority. Any determination by the Trustee may be communicated by written instrument executed by two Trustees.


                            ARTICLE IV

                        SPECIAL PROVISIONS

     A.  SPENDTHRIFT PROVISION

         1. Neither the principal of any trust created hereunder nor the income therefrom while in the hands of Trustee shall be

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subject to assignment, alienation, pledge, attachment, execution or claims of creditors of any beneficiary or beneficiaries whomsoever through legal process, bankruptcy, operation of law or otherwise. Any attempted sale, assignment, alienation, pledge or attachment of the principal or income held in any trust hereunder shall be null and void and shall not be recognized under any circumstances by Trustee.

     B.  TRUST STATEMENTS

         Any beneficiary hereunder, upon his or her written request, or the written request of his or her legal representative, made not more often than quarter-annually, may demand and receive from Trustee a statement of the financial condition of the trust, including but not limited to a statement of principal, income and expenses.

     C.  PAYMENTS BY TRUSTEE

         1. The Trustee may make payments to any beneficiary under disability by making them to the guardian, conservator or custodian of the person or estate of the beneficiary, or the custodian of any property of a minor beneficiary, or to any other adult with whom the beneficiary shall reside, for the beneficiary's account, or may apply them for the beneficiary's benefit. Sums may be paid directly to minor beneficiaries who, in the Trustee's judgment, have obtained sufficient age and discretion to render it probable that such sums will be properly expended. All such payments may be made by the Trustee without the intervention of any court, and the receipt to the Trustee for the funds so distributed shall be full discharge to the Trustee therefor; but the Trustee may require such reports and take such steps as the Trustee deems desirable to assure the due application of such funds to the purposes under this Instrument.

         2. Until the Trustee shall receive written notice of any birth, marriage, death or other event upon which the right to payments from any trust may depend, the Trustee shall incur no liability to persons whose interests may have been affected by that event for disbursements made in good faith.

         3. In particular, unless within six (6) months after the death of any person holding a power of appointment given in this Instrument, the Trustee shall have received actual notice by an instrument purporting to exercise said power, the Trustee may distribute any property according to the terms hereof as if the power had not been exercised. In such event, if an instrument purporting to exercise said power exists, the Trustee shall not be liable to the appointees under such exercise; provided that the respective rights of appointees and distributees of such property among themselves shall be governed by applicable law.




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     D.  TRUSTEE ACCOUNTING

         The Trustee may at any time render an account. With respect thereto to the current beneficiaries of such trust during the period accounted for, the personal representative of any deceased beneficiary who was entitled to receive any income during the period accounted for, and the persons to whom the principal of the respective portion of the Trust Estate would be distributed if such trust were then to terminate (or if such trust has terminated, to the persons to whom it is to be distributed); and if approved by a majority in interest of the above-specified persons (or if any such beneficiary shall be a minor or incompetent, by either of such minor's parents or the guardian or custodian of such beneficiary's person or estate other than the Trustee) such account shall be final, binding and conclusive upon all persons who may then or thereafter have an interest in the Trust Estate. The Trustee may also at any time render a judicial account with respect to the Trust Estate to the extent permitted by law.

     E.  SEVERABILITY

         If any provision of this Instrument shall be unenforceable, the remaining provisions shall nevertheless be carried into effect.

     F.  THIRD PARTIES

         Any transfer agent or other person dealing with these trusts (hereinafter referred to as a "third party") shall be entitled to rely upon a copy of those portions of this Instrument and any amendments thereto, setting forth the General Provisions, Powers of Trustee, Special Provisions and Successor Trustees, which partial copy shall be verified as a true copy of such portions then in effect by any one of the Trustees then acting or by an attorney for the Trust. Such third party shall incur no liability to these trusts, the Trustor, or any beneficiary hereunder, for acting upon a written direction of the Trustee signed by two Trustees and made pursuant to the terms hereof set forth in such partial copy, and shall not be required to see to the disposition of any proceeds or the faithful discharge of the Trustee's duties hereunder. In no event shall any third party have access to a copy of the portion hereof setting forth the distribution of income and principal, except as may be determined in the absolute discretion of the Trustee.

     G.  GOVERNING LAW.

         This trust shall be construed, administered and the rights of all persons hereunder, whether now or hereafter arising, shall be determined in accordance with the laws of the State of Kansas.



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                            ARTICLE V.

                        SUCCESSOR TRUSTEES

         1. Whenever used in this Trust the word Trustee includes the word Trustees, Co-Trustees and Co-Trustee.

         2. Each Trustee shall have the power to name and appoint an individual to succeed such Trustee in office as a Successor Trustee. It is the direction of the Trustors that there shall always be three (3) individual Trustees. To qualify as a Successor Trustee to an original Trustee an individual must be both active as an officer in Midwest Solvents Company, Inc. and be a shareholder thereof. Such Successor Trustee must have both such qualifications at the time he succeeds as a Successor Trustee and must fulfill both qualifications to maintain his Trusteeship as a Successor Trustee. Each Successor Trustee who resigns, becomes incapacitated or is no longer qualified shall choose his Successor Trustee who at the time of his succession and thereafter must meet the two qualifications. A Trustee whether original or Successor may name his own Successor at any time and may withdraw the document naming the Successor prior to the Successor's taking office with or without substituting a new Successor. In the event an office of one of the Trustees is vacant and the prior Trustee in such office has not chosen an individual Successor Trustee then the other two Trustees shall select the third Trustee who shall be deemed to be a Successor Trustee hereunder. In the event there is only one Trustee in office then such sole Trustee shall name two other individuals who shall each become a Successor Trustee.

         3. In the event that there should be no individual Trustee in office then the majority in interest of the beneficiaries who would be entitled to distribution of the principal if the Trust were then terminated shall appoint a bank as Trustee and the bank shall proceed to terminate the Trust.

         4.  No bond shall be required of any Trustee.

         5. No Trustee shall be entitled to compensation for serving as a Trustee.

         6. The guardian or conservator of the estate of a beneficiary under legal disability, or either of the parents or the guardian of the person of a minor beneficiary for whose estate no guardian has been appointed, may act for the beneficiary in signing any instrument under this Article.

         7. Any successor Trustee hereunder shall have all the title, powers and discretion of the original Trustee, without conveyance or transfer.



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         IN WITNESS WHEREOF, the parties hereto have executed and
delivered this Trust as of the day and year first above written.

                                   /s/ Cloud L. Cray
                                   ________________________
                                    CLOUD L. CRAY, SR.

                                   /s/ Cloud L. Cray, Jr.
                                   ________________________
                                   CLOUD L. CRAY, JR.

                                   /s/ Richard B. Cray
                                   ________________________
                                   RICHARD B. CRAY

                                      "Trustees"


         We certify that we have read the foregoing Agreement and Declaration of Trust, and that it correctly states the terms and conditions under which the Trust Estate is to be held, managed and disposed of by the Trustee. We approve this Agreement and Declaration of Trust in all particulars, and request the Trustee to execute it.

         Dated as of the 4th day of April, 1975, at Atchison, Kansas.

                                   /s/ Cloud L. Cray
                                   ______________________
                                   CLOUD L. CRAY, SR.

                                   /s/ Cloud L. Cray, Jr.
                                   ______________________
                                   CLOUD L. CRAY, JR.

                                   /s/ Richard B. Cray
                                   ______________________
                                   RICHARD B. CRAY

                                      "Trustors"


WITNESSES

         The above Instrument was executed in our presence by the Trustee and the Trustors.

                                   /s/ Marvin Goodson
                                   _____________________________


                                   /s/ W. M. Stapleton
                                   _____________________________


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